Exhibit 99.1

GENERAL MATTERS

Unless otherwise noted or the context otherwise indicates, the “Company”, “Jaguar”, “we”, “us” and “our” refers to Jaguar Uranium Corp., together, if the context requires, with its consolidated subsidiaries.

References to “management” in this Canadian Prospectus mean the persons who are identified in this Canadian Prospectus as our executive officers and/or executive officers of our subsidiaries, as the case may be. Any statements in this Canadian Prospectus made by or on behalf of management are made in such persons’ respective capacities as executive officers of our Company, and not in their personal capacities. See the section entitled “Management” in the

U.S. Prospectus and the Form 10-K Annual Report.

On February 11, 2026, we filed with the SEC the Registration Statement under the U.S. Securities Act, with respect to the U.S. Offering. The Registration Statement contains the Filed U.S. Prospectus dated February 9, 2026. On March 27, 2026, We filed the Form 10-K Annual Report with respect to the year ended December 31, 2025. On May 14, 2026, we filed the Form 10-Q Quarterly Report with respect to the three-month period ended March 31, 2026. As a result, we intentionally omitted from the U.S. Prospectus contained in this Canadian Prospectus the U.S. Prospectus Affected Disclosures, namely the following sections contained in the Filed U.S. Prospectus:

●	“Summary Historical and Pro Forma Financial Information”;

●	“Use of Proceeds”;

●	“Capitalization”;

●	“Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

●	“Unaudited Pro Forma Condensed Consolidated Financial Information” and

●	portions of page F-1 and pages F-3 through F-43 of the Filed U.S. Prospectus.

The Form 10-K Annual Report and certain items of the Form 10-Q Quarterly Report, including Item 1 “Financial Statements” and Item 2 “Management’s Discission and Analysis of Financial Conditions and Results of Operations”, are included in this Canadian Prospectus for purposes of replacing the intentionally omitted U.S. Prospectus Affected Disclosures. Any reference in the U.S. Prospectus to the sections thereof making up the U.S. Prospectus Affected Disclosures should instead be read to be a reference to the corresponding section contained in the Form 10-K Annual Report, the Form 10-Q Quarterly Report and the second section of the Canadian Prospectus, as applicable, and readers should refer to such sections of the Form 10-K Annual Report, the Form 10-Q Quarterly Report and/or the second section of the Canadian Prospectus with respect to the matters set forth therein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Canadian Prospectus (including the U.S. Disclosure Documents) contains forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations or assumptions regarding the future of our business, future plans and strategies, our operational results and other future conditions. Forward-looking statements can be identified by words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “seek”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue”, “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Canadian Prospectus and include statements regarding our intentions, beliefs or current expectation concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate, including our mineral projects, the future price of commodities, test work and confirming results from work performed to date, the estimation of mineral resources and mineral reserves, if any, the realization of mineral resource and mineral reserve estimates, the timing and amount of estimated future capital, requirements for additional capital and availability of future financing, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, requirements for additional capital, government regulation of mining operations, environmental risks, reclamation expenses, title disputes or claims, limitations of insurance coverage, and timing and likelihood of obtaining government approval for exploration and other permits or licenses. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the ‘‘Risk Factors’’ section of the U.S. Prospectus and the Form 10-K Annual Report. Such factors include, among others, general business, economic, competitive, political and social uncertainties; lack of operating history and revenues; significant capital requirements; currency risks; risk of liquidity; the risk that actual costs may exceed estimated costs; title to our properties; the risks associated with mining operations; labor disputes and other risks of the mining industry; political instability; risks associated with the laws associated with the uranium industry; delays or inability to obtain governmental approvals or financing or in the completion of development or construction activities; risks associated with limited capital; changes in legislation; risks associated with government regulations, regulatory approvals, and obtaining permits and licenses; risks associated with the Common Shares; fluctuations in the future prices of uranium and other commodities; possible variations of mineral grade or recovery rates below those that are expected; failure of equipment or processes to operate as anticipated.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in the Canadian Prospectus and the U.S. Disclosure Documents.

We base these forward-looking statements on assumptions that we believe are reasonable when made including, but not limited to,

●	future business and property integrations remaining successful;

●	favorable and stable general macroeconomic conditions, securities markets, spot and forward prices of uranium and certain other commodities, future currency exchange rates and interest rates;

●	no materially adverse changes in national and local government, legislation, taxation, controls, regulations and political or economic developments;

●	that various risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding) will not materialize;

●	the ability to complete planned exploration programs;

●	the ability to continue raising the necessary capital to finance operations;

●	the ability to obtain adequate insurance to cover risks and hazards on favorable terms;

●	that changes to laws and regulations will not impose greater or adverse restrictions on mineral exploration or mining activities;

●	the continued stability of employee relations and relationships with local communities and non-governmental organizations, including mining cooperatives in Colombia, Argentina and other applicable foreign countries;

●	that costs associated with mining inputs and labor will not materially increase;

●	that mineral exploration and development activities (including obtaining necessary licenses, permits and approvals from government authorities) will be successful;

●	the development of our properties;

●	the geology of our properties being as described in the Technical Reports (as defined herein);

●	operating conditions being favorable such that we are able to operate in a safe, efficient and effective manner;

●	political and regulatory stability in Colombia and Argentina; and

●	the continued validity and ownership of title to properties.

We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in the Canadian Prospectus and the U.S. Disclosure Documents. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in the Canadian Prospectus and the U.S. Disclosure Documents, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in the Canadian Prospectus and the U.S. Disclosure Documents speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

All forward-looking statements contained in the Canadian Prospectus and the U.S. Disclosure Documents are qualified by the foregoing cautionary statements, as well as those statements made under the section entitled “Cautionary Note Regarding Forward-Looking Statements” in the U.S. Prospectus and the Form 10-K Annual Report.

EXCHANGE RATE INFORMATION

Unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “$”, “US$”, “USD” and “U.S. dollars” mean U.S. dollars, and all references to “C$”, “CDN$” and “Canadian dollars” means Canadian dollars. On June 11, 2026, the Bank of Canada indicative rate of exchange was US$1.00 = C$1.3993.

PROSPECTUS SUMMARY

The following is a summary of the principal features of this Canadian Prospectus and should be read together with the more detailed information and financial data and statements contained elsewhere in this Canadian Prospectus. You should read this Canadian Prospectus in its entirety carefully, especially the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the U.S. Prospectus and the Form 10-K Annual Report and the financial data and statements appearing elsewhere in this Canadian Prospectus, before making an investment decision. Capitalized terms used but not defined in this summary are defined elsewhere in this Canadian Prospectus.

The Company

We were incorporated under the Business Corporations Act (British Columbia) on December 16, 2022. We changed our name from “1391795 B.C. Ltd.” to “Latam Battery Metals Inc.” on May 9, 2023, and from “Latam Battery Metals Inc.” to “Jaguar Uranium Corp.” on December 14, 2023. Our registered office is located at Suite 1604-1166 Alberni Street, Vancouver, BC V6E 3Z3 Canada, and our head office is located at 3-1136 Centre Street, Thornhill, Ontario, L4J 3M8 Canada.

See the sections entitled “Corporate Structure” and “Description of Business” below in this Canadian Prospectus.

Principal Business

We are a uranium exploration and development company focused on uranium discoveries. We maintain significant land holdings in Colombia and Argentina and our portfolio is comprised of two uranium exploration projects in Argentina (the “Laguna Project” and the “Huemul Project”, referred collectively as “Argentina Projects”) and one exploration project in Colombia (the “Berlin Project” and together with the Argentina Projects, the “Material Projects” or “Properties”), which offer substantial exploration potential. Our Properties are located within mining-friendly jurisdictions and are supported by established infrastructure.

Berlin Project

The Berlin Project is our principal exploration project. The Berlin Project contains uranium, which is used to power nuclear reactors that produce electricity, and has by-products such as battery commodities, including phosphate, vanadium, nickel, molybdenum, rhenium, yttrium, neodymium and other rare earth elements (collectively, the “REEs”). The Berlin Project deposit is a geologically rare combination of elements contained in a layer of phosphate-bearing limestone in a layered sedimentary sequence located in central Colombia in the municipality of Samaná, Caldas Province, approximately 80 km northeast (225 km by road) of the provincial capital, Manizales, and approximately 150 km northeast (245 km by road) of the national capital, Bogotá. The two contiguous mineral concessions on which portions of the Berlin Project lie cover an area approximately 9,053 ha in extent. The deposit is located approximately 12 km from a hydroelectric dam that provides a potential source of clean, renewable energy for the Berlin Project. There is a river port located approximately 65 km from the Berlin Project, providing barge-transport to Barranquilla, a port on the Caribbean coast of Colombia. A refurbished rail system provides an alternative means of transport to the port at Santa Marta on the Caribbean coast. Extensive bench-scale metallurgical tests indicate that the value-commodities can be effectively leached from the mineral-bearing rock with an acidic ferric sulphate solution.

Laguna Project

The Laguna Project is an early-stage exploration project located in the central part of Chubut Province, Argentina and consists of approximately 230,000 ha of exploration claims. The property is located approximately 260 km southwest of the provincial capital, Rawson, and approximately 220 km from the main commercial port city of Comodoro Rivadavia. The uranium mineralization of the Laguna Project is related to “caliches,” which is the partial cementation of the host by calcium carbonates. “Caliche” and “Calcrete” type uranium deposits are surficial uranium deposits found in semi-desert environments. Caliche-type uranium deposits differ from Calcrete-type uranium deposits in that they typically occur in unconsolidated clastic sediments such as gravel, as opposed to cemented sediments in the case of Calcrete-type uranium deposits and Caliche-type uranium deposits tend to have wide surface exposure and shallow depth. Due to their wider surface exposure and shallower depth, Caliche-type uranium deposits are often easier to access for initial mining operations.

Huemul Project

The Huemul Project is an early-stage exploration project located in the southern part of Mendoza Province, Argentina. The Huemul Project consists of approximately 27,700 ha of exploration claims centered around Argentina’s National Nuclear Authority’s (“CNEA”) historic Huemul-Agua Botada mine, Argentina’s first uranium producing mine. The Huemul Project comprises the Huemul I concessions, including the Cateo Huemul Norte, Cateo Huemul Sur, Mina Huemul, and MD Silvana claims (the “Huemul I Properties”), and the Huemul II concessions, including the MD Mirano Norte, MD Carmencita, and MD Cerro Butalo claims (the “Huemul II Properties”).The Argentinian government discovered the Huemul-Agua Botada Zone in 1952 and exploited the deposit between 1955 and 1975. Historically, ore was treated in a concentration plant at the nearby town of Malargüe. Uranium-vanadium-copper mineralization at the Huemul Project consists of a number of stacked, meters-thick stratabound lenses hosted by an approximately 50-metre-thick packet of conglomerates and arenites, sandwiched by redbeds and intruded by andesite sills.

See the sections entitled “Corporate Structure” and “Description of Business” below in this Canadian Prospectus.

Risk Factors

The activities of the Company are subject to many of the risks including but not limited to: early-stage operations with no operating history or revenues; history of losses and negative cash flow; exposure to foreign currency fluctuations; cost inflation and unanticipated operating expenditures; dependence on future capital markets access; inherent risks and uncertainties of uranium exploration, development and mining; uncertainty of mineral resource and reserve estimates; variability in development plans, production timelines and cost estimates; reliance on third-party technical, engineering and geological analyses; environmental, permitting and regulatory compliance risks; potential inability to obtain, maintain or amend required permits, licenses and authorizations; environmental liability, closure and remediation obligations; exposure to changes in environmental and mining laws and regulations; dependence on third-party infrastructure and milling capacity; market volatility and price fluctuations for uranium and other minerals; concentration of demand within the nuclear power sector; risks associated with major nuclear incidents affecting market demand; competition from better-capitalized mining companies; challenges in acquiring and retaining qualified management and technical personnel; political, economic, legal and regulatory risks in foreign jurisdictions, including Colombia and Argentina; risks of expropriation, seizure or adverse governmental actions; security, social and community relations risks, including opposition to mining activities and illegal or unauthorized mining; potential title disputes and challenges to mineral property interests; exposure to litigation and legal proceedings; limitations of insurance coverage; climate change-related operational and regulatory risks; general global economic and capital markets risks; and volatility in the trading price of the Company’s common shares. An investment in the Company’s securities is suitable only for those knowledgeable and sophisticated investors who are willing to risk a loss of their entire investment. Investors should consult with their professional advisors to assess an investment in the Company’s securities.

See the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Information” in the U.S. Prospectus and the Form 10-K Annual Report.

Summary of Selected Financial Information

The following table shows our summary historical and pro forma financial information for each of the periods and as of the dates indicated. The summary historical financial data as of and for the year ended December 31, 2025 was derived from our audited consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.

Historical results are not necessarily indicative of future operating results. The summary financial information should be read in conjunction with the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K Annual Report and the Form 10-Q Quarterly Report, as well as the historical financial statements and accompanying notes included elsewhere in this Prospectus

	Year Ended December 31, 2025	Three-Month Period Ended March 31, 2026
Statement of Operations Data:
Revenue	$—	—
Operating expenses	$2,330,563	1,421,924
Other loss (income)	$(16,042)	18,446,713
Deferred tax recovery	$—	—
Total comprehensive loss	$2,314,521	19,868,637

Per Share Amounts:
Basic and diluted loss per share	$(0.26)	(1.33)
Basic and diluted weighted average number of common shares	8,846,321	14,942,326

	Year Ended December 31, 2025	Three-Month Period Ended March 31, 2026
Balance Sheet Data (at year end):
Cash and cash equivalents	$82,444	20,155,926
Mineral properties	$8,150,000	8,150,000
Property and equipment	$38,865	37,527
Total assets	$8,369,411	28,548,607
Total liabilities	$2,503,442	1,979,247
Total shareholders’ equity	$5,865,969	26,569,360

CORPORATE STRUCTURE

We were incorporated under the Business Corporations Act (British Columbia) on December 16, 2022. We changed our name from “1391795 B.C. Ltd.” to “Latam Battery Metals Inc.” on May 9, 2023, and from “Latam Battery Metals Inc.” to “Jaguar Uranium Corp.” on December 14, 2023. Our registered office is located at Suite 1604-1166 Alberni Street, Vancouver, BC V6E 3Z3 Canada, and our head office is located at 3-1136 Centre Street, Thornhill, Ontario, L4J 3M8 Canada.

We currently have three direct, wholly-owned subsidiaries: Gaia Energy Investments Ltd. (“Gaia Energy”), a company incorporated in the British Virgin Islands (“BVI”) on April 19, 2006, and restored on November 16, 2015; Berlin (BVI) Limited (“Berlin BVI”), a company incorporated in the BVI on June 30, 2021; and 2847312 Ontario Inc. (“284 Ontario”), a corporation incorporated in the Province of Ontario on June 14, 2021. Gaia Energy has one wholly-owned subsidiary, Gaia Energy Investments Ltd. Sucursal Colombia, a company incorporated in Colombia, which is the legal and beneficial owner of a 100% interest in the Berlin Project. Berlin BVI has one wholly-owned subsidiary, Berlin (BVI) Limited Sucursal Colombia, a company incorporated in Colombia, which is the legal and beneficial owner of a 100% interest in the concession applications under evaluation with the Agencia Nacional de Minería, National Mineral Agency of Colombia, with respect to the Berlin Project. 284 Ontario is the legal and beneficial owner of a 100% interest in the Argentina Projects.

Acquisition of Gaia Energy and Berlin BVI

Gaia Energy and Berlin BVI were acquired by the Company together as part of a single transaction pursuant to a share purchase agreement dated December 8, 2023, as amended on April 8, 2024 (the “Berlin Project Share Purchase Agreement”). The transaction closed on April 9, 2024. Pursuant to the Berlin Project Share Purchase Agreement, the Company acquired (i) all of the issued and outstanding shares of Gaia Energy from Gaia Energy Inc., and (ii) all of the issued and outstanding shares of Berlin BVI from Green Shift Commodities Ltd. Gaia Energy Inc. is a subsidiary of Green Shift Commodities Ltd., and accordingly both Gaia Energy and Berlin BVI were acquired from entities within the same corporate group. Gaia Energy and Berlin BVI collectively hold the mineral interests comprising the Berlin Project. Gaia Energy, through its Colombian subsidiary, holds certain granted mineral concessions, while Berlin BVI, through its Colombian subsidiary, holds certain mineral concession applications. Together, these granted concessions and concession applications constitute the entirety of the Company’s interest in the Berlin Project.

Acquisition of 284 Ontario

Prior to the completion of the acquisitions of 284 Ontario from IsoEnergy Ltd. (“IsoEnergy”), certain individuals and entities associated with IsoEnergy held a de minimis number of the Company’s common shares, representing in the aggregate less than 5% of the Company’s issued and outstanding common shares at that time. These holdings included shares held by an officer of IsoEnergy, an entity whose chief executive officer is also a director of IsoEnergy, and a family member of an IsoEnergy executive. The Company confirms that the acquisitions were negotiated and completed on an arm’s length basis, and that such shareholdings did not result in any material conflict of interest or affect the terms of the transactions.

The following chart is an illustration of the organizational structure of the Company.

Our corporate website is www.jaguaruranium.com. Information contained on, or accessible through, our website shall not be deemed incorporated into and is not a part of this prospectus or the registration statement of which it forms a part. We have included our website in this prospectus solely as an inactive textual reference and do not intend it to be an active link to our website.

See the section entitled “Business – Subsidiaries” in the Form 10-K Annual Report.

DESCRIPTION OF BUSINESS

We are a uranium exploration and development company focused on uranium discoveries. We maintain significant land holdings in Colombia and Argentina and our portfolio is comprised of Laguna Project and Huemul Project in Argentina and one Berlin Project in Colombia, which offer substantial exploration potential. Our Properties are located within mining-friendly jurisdictions and are supported by established infrastructure.

Berlin Project

The Berlin Project is our principal early-stage exploration project. The Berlin Project contains uranium, which is used to power nuclear reactors that produce electricity, and has by-products such as battery commodities, including phosphate, vanadium, nickel, molybdenum, rhenium, yttrium, neodymium and other REEs. The Berlin Project deposit is a geologically rare combination of elements contained in a layer of phosphate-bearing limestone in a layered sedimentary sequence located in central Colombia in the municipality of Samaná, Caldas Province, approximately 80 km northeast (225 km by road) of the provincial capital, Manizales, and approximately 150 km northeast (245 km by road) of the national capital, Bogotá. The two contiguous mineral concessions on which portions of the Berlin Project lie cover an area approximately 9,053 ha in extent. The deposit is located approximately 12 km from a hydroelectric dam that provides a potential source of clean, renewable energy for the Berlin Project. There is a river port located approximately 65 km from the Berlin Project, providing barge-transport to Barranquilla, a port on the Caribbean coast of Colombia. A refurbished rail system provides an alternative means of transport to the port at Santa Marta on the Caribbean coast. Extensive bench-scale metallurgical tests indicate that the value-commodities can be effectively leached from the mineral-bearing rock with an acidic ferric sulphate solution.

Under Colombian mining legislation, an approved environmental license is required to carry out certain exploration activities. Minor exploration activities may proceed provided that the Company holds a duly registered concession contract with the National Mining Registry. Minor environmental permits are generally only required where exploration activities involve the use of renewable natural resources, such as water. Prospecting and other minor exploration activities, including mapping, trenching or drone surveys, typically do not require such permits unless renewable natural resources are used. Where required, environmental permits are obtained from the competent regional environmental authority and usually require approximately six to twelve months to obtain.

Laguna Project

The Laguna Project is an early-stage exploration project located in the central part of Chubut Province, Argentina and consists of approximately 230,000 ha of exploration claims. The property is located approximately 260 km southwest of the provincial capital, Rawson, and approximately 220 km from the main commercial port city of Comodoro Rivadavia. The uranium mineralization of the Laguna Project is related to “caliches,” which is the partial cementation of the host by calcium carbonates. “Caliche” and “Calcrete” type uranium deposits are surficial uranium deposits found in semi-desert environments. Caliche-type uranium deposits differ from Calcrete-type uranium deposits in that they typically occur in unconsolidated clastic sediments such as gravel, as opposed to cemented sediments in the case of Calcrete-type uranium deposits and Caliche-type uranium deposits tend to have wide surface exposure and shallow depth. Due to their wider surface exposure and shallower depth, Caliche-type uranium deposits are often easier to access for initial mining operations.

Exploration activities at the Laguna Project must be conducted strictly within the boundaries of mining rights held by the Company or within areas where the Company otherwise has the legal right to explore. Any exploration conducted outside such areas may result in any discovery accruing to a third party, unless the relevant ground is open and new mining rights are obtained. Under Argentine mining law, mining rights coexist with surface ownership. As a result, where mining rights are located on private land, entry and exploration generally require agreements with the applicable surface owners. Where mining rights are located on public (provincial or federal) land, express authorization from a surface owner is generally not required.

Huemul Project

The Huemul Project is an early-stage exploration project located in the southern part of Mendoza Province, Argentina. The Huemul Project consists of approximately 27,700 ha of exploration claims centered around CNEA’s historic Huemul-Agua Botada mine, Argentina’s first uranium producing mine. The Huemul Project comprises the Huemul I Properties, and the Huemul II Properties.The Argentinian government discovered the Huemul-Agua Botada Zone in 1952 and exploited the deposit between 1955 and 1975. Historically, ore was treated in a concentration plant at the nearby town of Malargüe. Uranium-vanadium-copper mineralization at the Huemul Project consists of a number of stacked, meters-thick stratabound lenses hosted by an approximately 50-metre-thick packet of conglomerates and arenites, sandwiched by redbeds and intruded by andesite sills.

On October 4, 2024, the Mendoza Provincial Mining Authority approved the exploration Environmental Impact Assessment for the Huemul Project pursuant to Resolution No. 129/24. As a condition to commencing exploration activities, however, the Mining Authority requires the Company to complete an expansion of the existing environmental baseline. This additional baseline work has not yet been completed and must be completed before exploration activities may begin.

Prior to their acquisition by the Company, the Berlin Project and the Argentina Projects had been inactive for a period of at least three years. While limited preliminary and maintenance-related activities were undertaken during such period, no substantive exploration programs were carried out.

Exploration Readiness and Ability to Advance Projects

The regulatory, environmental and land-access requirements described above primarily affect the sequencing and timing of the Company’s exploration activities rather than its overall ability to advance its projects. At the Laguna Project, exploration may proceed within granted mining rights once surface access arrangements have been secured where required. At the Huemul Project, exploration activities must await completion of the additional environmental baseline work required by the Mining Authority. At the Berlin Project, the Company may carry out prospecting and other minor exploration activities that do not involve the use of renewable natural resources prior to obtaining minor environmental permits, provided the applicable concession remains duly registered.

There are certain exploration activities that the Company is able to perform in the absence of additional permits. Where more intrusive exploration activities, such as drilling, are not yet permitted, the Company is able to conduct less intrusive exploration work, including rock sampling, trenching and other non-drilling activities, which provide meaningful geological and technical information and support the development of future exploration programs. In addition, other key components of the exploration process, including environmental studies and social engagement, may continue during this period. The Company considers that, notwithstanding the need to obtain certain additional approvals for specific activities, it currently has a viable business and operations capable of being advanced.

The timing and scope of the Company’s planned exploration activities are dependent on the receipt of applicable regulatory approvals and permits. The current permitting status of the Company’s material projects is summarized below:

-	Berlin Project (Colombia). No permit is required for initial prospecting activities. However, where exploration activities involve the use of renewable natural resources (e.g., water), minor environmental permits must be obtained in accordance with applicable environmental regulations. Applications for such permits are submitted to the competent regional environmental authority (CORPOCALDAS). The review and approval process for each permit, which may be conducted in parallel, is expected to take approximately eight (8) to twelve (12) months.

-	Huemul Project (Argentina). In order to commence exploration and drilling activities, an environmental baseline study must be submitted to the Mendoza Department of Mining in accordance with applicable environmental regulations. The Company obtained the relevant environmental licence in October 2024. Accordingly, no further approval is required, and the baseline study must be filed with the Department of Mining prior to commencing such activities. The Company is currently conducting surface sampling and related geological evaluation work, the results of which will inform the timing and targeting of any drilling activities. Accordingly, while drilling at Huemul may be among the first to be undertaken, the commencement of such activities remains subject to the results of ongoing sampling and finalization of drill targets.

-	Laguna Project (Argentina). The project comprises seven concession groups, each of which requires either an environmental impact assessment (“EIA”) for prospecting activities or an EIA for exploration activities. The preparation and approval of each EIA by the Department of Mining typically takes approximately six (6) months. The Laguna Project comprises multiple concession groups, each of which is subject to separate permitting requirements. The Company may undertake drilling activities on a concession-by-concession basis as permits are obtained. Accordingly, drilling activities may commence on the Guanacos concession, for which the required approvals have been obtained, without waiting for the receipt of permits for other concession groups. The current status of environmental approvals for each concession group is as follows:

●	Guanacos – EIA approved.

●	La Rosada – EIA for exploration submitted; approval expected in June 2026.

●	Hope – EIA for prospecting prepared; not yet submitted.

●	Lago Seco – EIA for prospecting prepared; not yet submitted.

●	La Susana – EIA preparation pending.

●	GAP – EIA preparation pending.

●	Norte – EIA preparation pending.

For more information of our business and the history of our business from our inception through the present date, see the section entitled “Business” in the U.S. Prospectus and the sections entitled “Business”, “Properties” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K Annual Report.

TECHNICAL INFORMATION

Our Material Projects consists of three material mineral projects: the Berlin Project in Colombia and the Huemul Project and Laguna Project (also known as Laguna Salada Project) in Argentina. Each of the Material Projects is an early-stage exploration project. The scientific and technical disclosure concerning our Material Projects disclosed in the Form 10-K Annual Report has been prepared and presented in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), section 5.4 of Form 51-102F2, and subpart 1300 of Regulation S-K – Disclosure by Registrants Engaged in Mining Operations, which governs disclosure for mining registrants of the SEC (“S-K 1300”). While the definitions and standards of NI 43-101 and S-K 1300 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported with respect to scientific and technical information on mineral properties, the respective standards embody slightly different approaches and definitions.

The following “qualified person” (as such term is defined in NI 43-101) who was responsible for preparation of the NI 43-101 technical reports referred to below (collectively, the “Technical Reports”) in respect of our Material Projects and who, unless otherwise stated, reviewed and approved the scientific and technical information derived from the Technical Reports in this Prospectus regarding the Material Projects, is independent of us within the meaning of NI 43-101:

Projects	Report	Qualified Persons
Berlin	NI 43-101 Technical Report, Berlin Project, Caldas Province, Colombia, with an effective date of February 15, 2024	Mark B. Mathisen, C.P.G., SLR International Corporation

Huemul	NI 43-101 Technical Report, Huemul Project, Mendoza Province, Argentina, with an effective date of August 13, 2024	Mark B. Mathisen, C.P.G., SLR International Corporation

Laguna	NI 43-101 Technical Report, Laguna Salada Project, Chubut Province, Argentina, with an effective date of August 13, 2024	Mark B. Mathisen, C.P.G., SLR International Corporation

Readers should consult copies of each of the Technical Reports to obtain further particulars regarding the Material Projects. The Technical Reports are available for review under our profile on SEDAR+ at www.sedarplus.ca. The scientific and technical information below is subject to the assumptions, qualifications and procedures set out in each of the Technical Reports filed by us and qualified in their entirety with reference to the full text of such Technical Reports.

Alternatively, the Technical Reports may be inspected at the offices of our legal counsel, Cozen O’Connor LLP, Bay Adelaide Centre – North Tower, 40 Temperance Street, Suite 2700, Toronto, Ontario M5H 0B4, during normal business hours.

For the meanings of certain technical terms used in this Prospectus, see the section entitled “Technical Mining Information and Terms – Glossary of Mining-Related Terms” in the U.S. Prospectus and the Form 10-K Annual Report.

USE OF PROCEEDS

On February 11, 2026 (the “Closing Date of the U.S. Offering”), we sold 6,250,000 Common Shares in connection with the U.S. Offering, at a public offering price of US$4.00 per share for an aggregate offering price of US$25,000,000. The net proceeds to us from the U.S. Offering, after deducting the underwriting discounts and commissions and offering expenses payable by us, were approximately $20.4 million. No payments were made by us to directors, officers or persons owning ten percent or more of our Common Shares or to their associates, or to our affiliates, other than payments in the ordinary course of business to officers for salaries and to non-employee directors pursuant to our director compensation policy.

We intend to use the net proceeds from the U.S. Offering for the implementation of our business plan for the Material Projects, including exploration and development plans and property maintenance. The net proceeds from the U.S. Offering will also be used for general corporate purposes and for the evaluation of external growth targets. The unallocated funds will be added to the working capital.

We expect to use a significant portion of the net proceeds for planned exploration expenditures and property maintenance fees related to the Berlin Project and the Argentina Projects. We have identified certain near-term exploration milestones over an approximately two-year period and have prepared estimated costs associated with those activities. Initial, low-impact exploration activities, including limited fieldwork undertaken at the Laguna project and sampling activities conducted at the Huemul project, commenced in the second quarter of 2026.

The timing and sequencing of these activities will vary by project. While certain preliminary and non-invasive activities may be undertaken on an ongoing basis, more intensive exploration activities, including drilling, are subject to the receipt of applicable permits and approvals, as well as the results of ongoing sampling and technical evaluation. As a result, the commencement and scope of drilling programs will depend on project-specific permitting status and exploration outcomes and may occur on a staged basis. The timing and costs of achieving these milestones are subject to change based on exploration results, permitting, market conditions, and other factors; however, management believes the following estimates represent a reasonable basis for anticipated expenditures.

Project	Milestones	Estimated Cost(3)
Huemul - Argentina	Drilling and drilling-related costs(1)(2)	$2,000,000
	Geological, geochemical and technical studies	$200,000
	Environmental, permitting and community-related activities	$200,000
	Project management, site support and contingencies	$250,000
	Total	$2,650,000

Project	Milestones	Estimated Cost(3)
Laguna - Argentina	Drilling and drilling-related costs(1)(2)	$4,000,000
	Geological, geochemical and technical studies	$500,000
	Environmental, permitting and community-related activities	$300,000
	Project management, site support and contingencies	$200,000
	Total	$5,000,000
Berlin - Colombia	Drilling and drilling-related costs(1)(2)	$3,000,000
	Geological, geochemical and technical studies	$1,000,000
	Environmental, permitting and community-related activities	$500,000
	Project management, site support and contingencies	$400,000
	Total	$4,900,000

Notes:

(1)	Drilling activities are subject to applicable regulatory approvals and permits, and the timing of such activities may vary by project.
(2)	The precise scope and number of drill holes have not yet been finalized and will be determined based on the results of ongoing surface sampling, geological mapping and other technical analysis. However, based on current assumptions and budget allocations, the Company provides the following indicative estimates: (i) Huemul Project (Argentina): approximately 2,500 to 3,500 metres of drilling; (ii) Laguna Project (Argentina):up to approximately 5,000 metres of drilling; and (iii) Berlin Project (Colombia): up to approximately 5,000 metres of drilling. These estimates are based on an assumed base drilling cost of approximately $500 per metre. The total budget allocated to “drilling and drilling-related costs” also includes associated expenditures such as mobilization, camp and logistics, geological support, and sampling and assay costs, which results in a higher aggregate allocation than would be implied by the per-metre estimate alone. These estimates are provided for illustrative purposes only and remain subject to refinement as exploration work progresses and additional data becomes available.
(3)	The estimated exploration expenditures disclosed herein have been reviewed and approved by Mark B. Mathisen, a “qualified person” as defined under NI 43-101.

Specifically, the estimated exploration expenditures set out above represent the Company’s anticipated aggregate spending over an approximately 24-month period. The contemplated activities are expected to include exploration work, together with supporting geological, technical, permitting, environmental and general project-level activities. While certain activities may be carried out on a continuous basis, more intensive exploration activities, including drilling, are expected to be undertaken on a staged basis as permits are obtained and exploration results are evaluated. While certain activities may be sequenced or staged due to permitting processes or minor seasonal considerations, such factors are not expected to materially limit the Company’s ability to actively advance its exploration programs over that period.

On closing of the U.S. Offering, we paid C$1,000,000 to Green Shift Commodities Ltd. pursuant to the Berlin Project SPA (as defined in the Form 10-K Annual Report). In addition, we paid the accrued management bonuses in cash, as well as compensation that management previously deferred in order to preserve cash resources through the U.S. Offering process. We paid approximately $605,000 in professional fees to legal counsel, accountants, and auditors in connection with the U.S. Offering. There are no additional cash payments required in connection with the Closing of the U.S. Offering that have not been reflected as at the date of this Prospectus.

On an ongoing basis, we expect our annual operating costs to be approximately $2.3–2.5 million, representing an estimated $200,000 monthly burn rate. This projected burn rate assumes management compensation remains consistent with current levels but reflects anticipated increases in audit and accounting fees for annual audits, quarterly reviews, and ongoing consent procedures, which are expected to total approximately $165,000 per year. We also expect to incur annual legal costs of approximately $200,000, D&O insurance expenses of approximately $337,000, and transfer agent and filing fees of approximately $125,000. In addition, we anticipate carrying costs related to the Material Projects in Argentina and Colombia of approximately $180,000 and $120,000 per year, respectively.

As at May 31, 2026, the Company’s cash balances consisted of approximately US$272,430, C$91,188 and approximately US$19 million held in highly liquid short-term investments, and the Company’s net working capital was approximately US$19.1 million. Based on our current cash resources, including the net proceeds of the U.S. Offering, and assuming the foregoing estimated burn rate, we expect to be able to fund planned operations for approximately 24 months, which management believes will be sufficient to achieve the Company’s next significant business milestones, including the execution of its planned exploration programs and related near-term technical objectives for the Material Projects.

Please refer to the section entitled “Market for Registrant - Use of Proceeds” in the Form 10-K Annual Report for more information.

EMERGING MARKETS

Pursuant to OSC Staff Notice 51-720 – Issuer Guide for Companies Operating in Emerging Markets, which provides guidance to issuers that are considered “emerging market issuers”, the Company provides the following relevant disclosure regarding Colombia and Argentina.

Laws and Customs in Colombia and Argentina

Colombia and Argentina are subject to stringent laws, regulations and standards at the provincial, municipal and local levels governing permitting, pre-extraction, extraction, exports, taxes, labor standards, occupational health, waste disposal, protection and reclamation of the environment, protection of endangered and protected species, mine safety, hazardous substances and other matters. Compliance with these requirements requires significant financial and personnel resources, and the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the jurisdictions of our properties in Colombia and Argentina or any other applicable jurisdiction, may change or be applied or interpreted in a manner which may also have a material adverse effect on our operations.

Our exploration, development and mining activities are dependent upon the grant of appropriate rights, authorizations, licenses, permits and consents, as well as continuation and amendment of these rights, authorizations, licenses, permits and consents already granted, which may be granted for a defined period, or may not be granted or may be withdrawn or made subject to limitations. There can be no assurance that all necessary rights, authorizations, licenses, permits and consents will be granted to us, or that authorizations, licenses, permits and consents already granted will not be withdrawn or made subject to limitations.

The mining industry in Colombia and Argentina is not as efficient or developed as the mining industry in the United States or Canada. As a result, our exploration and operating activities may take longer to complete and may be more expensive than similar operations in the United States or Canada. The availability of technical expertise, specific equipment and supplies may be more limited than in the United States or Canada. We expect that such factors will subject our operations to economic and operating risks that may not be experienced in the United States or Canada.

Most of our senior management is based in Canada, while our projects are in Colombia and Argentina. Our Executive Chairman is based in Latin America. We rely on local counsel, consultants and team members to address language, customs, and regional regulatory practices. We have adopted internal processes for translation, document controls, and local engagement to mitigate misunderstandings and delays; nevertheless, language and cultural differences may affect timing, cost, and execution of our programs.

Risks relating to Political Factors in Colombia and Argentina

There are certain economic risks that are inherent in any investment in emerging market countries such as Colombia and Argentina. Economic instability in Colombia, Argentina and in other Latin American emerging market countries has been caused by many different factors, including but not limited to the following: high interest rates; currency fluctuations; high levels of inflation; exchange controls; wage and price controls; sporadic or organized crime; changes in economic or tax policies; the imposition of trade barriers; government turnover; and internal security issues such as civil unrest. Any of these factors could have an adverse impact on our business, results of operations and financial condition. Our financial condition and results of operations could be impacted by the economic and political developments in Colombia and Argentina. Our business, results of operations and financial condition may be affected by the general conditions of the Colombian and Argentine economies, price instabilities, currency fluctuations, inflation, interest rates, regulation, taxation, social instabilities, political unrest and other developments in or affecting Colombia or Argentina, which are outside of our control.

Changes to government laws and regulations could include laws relating to taxation, royalties, the repatriation of profits, restrictions on production, export controls, environmental, biodiversity and ecological compliance, mine development and operations, mine safety, permitting and numerous other aspects of the business.

Provincial governments of Argentina have considerable authority over exploration and mining in their province, and there are Argentine provinces where the provincial government has taken an anti-mining stance by passing laws to curtail or ban mining in those provinces. The Company believes the current provincial governments of Chubut Province, where Laguna Project is situated, and of Mendoza Province, where Huemul Project is located, are supportive of the exploration and mining industry generally. Nevertheless, the political climate for mineral development can change quickly, and there is no assurance that such sentiments will continue in the future.

In Argentina, Javier Milei won the presidential election in November 2023 and took office on December 10, 2023. His agenda includes labour and tax reforms, the privatization of major state-owned companies, capital control reforms and the dollarization of the economy. While general market sentiment with respect to the changes Mr. Milei has implemented has been positive, these and other policy changes, to the extent they are fully implemented, may cause significant volatility in the political, regulatory and economic environment and may adversely impact the Company’s operations and financial condition and accuracy of cost estimates and economic analysis of the Company’s projects. Changes to existing mining policies, water use and ownership rights and royalties or other taxation levels, even if seemingly minor in nature, may adversely affect the Company’s operations, plans and financial condition.

Berlin Project is located in Colombia. Colombia may experience future political and economic instability. Colombia has experienced social, economic and security turmoil related to security, guerilla and narcotrafficking. Political changes because of future electoral processes could result in new governments or the adoption of new policies, laws or regulations that might assume a substantially more hostile attitude toward foreign investment, including but not limited to: the imposition of additional taxes as was the case in 2022; nationalization; changes in energy or environmental policies or the personnel administering them; changes in oil and natural gas pricing policies; and royalty changes or increases. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets or renegotiation or nullification of existing concessions and contracts. Any changes in the mining or investment regulations and policies or a shift in political attitudes in Colombia are beyond our control and may significantly hamper our ability to expand our operations or operate our business at a profit. Colombia has investment protection treaties in place with the United States and Canada as well as a history of sanctity of contracts.

Risks relating to the Legal and Regulatory Framework in Colombia and Argentina

Some of the jurisdictions in which we operate may have different or less developed legal systems than the United States or Canada, which may result in risks such as ineffective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation; it being more difficult to obtain or retain title in an ownership dispute; a higher degree of discretion on the part of governmental authorities; the lack of judicial or administrative guidance on interpreting applicable rules and regulations; inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and relative inexperience of the administrative entities, judicial entities and courts in such matters.

Government authorities in emerging market countries such as Argentina and Colombia often have a high degree of discretion and at times appear to act selectively or arbitrarily, without hearing or prior notice, and sometimes in a manner that may not be in full accordance with the law or that may be influenced by political or commercial considerations. Unlawful, selective or arbitrary governmental actions could include denial or withdrawal of licences, sudden and unexpected tax audits, forced liquidation, criminal prosecutions and civil actions. Although unlawful, selective or arbitrary government action may be challenged in court, any such action, if directed at us or the shareholders, could have a material adverse effect on the our business, results of operations, financial condition and future prospects.

The commitment of local business people, government officials and agencies and the judicial systems to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for our business. These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed.

Because all or a substantial portion of our assets and the assets of these persons are located outside of Canada, it may not be possible for foreign investors, including Canadian investors, to effect service of process from Canada upon us or those persons, or to realize in Canada upon judgments of Canadian courts predicted upon civil liabilities under the securities laws. Furthermore, it may not be possible to enforce against us foreign judgments obtained in courts outside of Canada based upon the civil liability provisions of the securities laws or other laws in those jurisdictions.

Risks relating to the Difficulty in Enforcement of Judgments and Statutory Rights

The Company is a holding company and conducts its operations primarily through subsidiaries located outside of Canada, including in Colombia and Argentina. Substantially all of the Company’s assets are situated outside of Canada. As a result, it may be difficult for investors to effect service of process within Canada upon certain of the Company’s directors, officers and experts, and to enforce within Canada any judgments obtained against such persons, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise.

In addition, the enforcement against the Company or such persons, in Colombia, Argentina or other jurisdictions in which the Company operates, of judgments of Canadian courts (including judgments and orders under Canadian securities legislation and regulations by the OSC) may be subject to significant uncertainty. Courts in such jurisdictions may refuse to recognize or enforce such judgments, or may impose conditions on enforcement, including a requirement that the underlying claim be re-litigated in the applicable local jurisdiction.

Investors may also encounter difficulty in asserting claims under Canadian securities laws in original actions brought before courts in Colombia, Argentina or other foreign jurisdictions. Such courts may decline jurisdiction, determine that local law (rather than Canadian law) applies, or require proof of applicable Canadian law as a question of fact, which may be time-consuming and costly.

As a result, investors may be limited in their ability to enforce civil liabilities under Canadian securities laws or otherwise obtain effective remedies against the Company and certain of its directors, officers and experts.

SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

We have agreed, subject to certain customary exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; (ii) file or caused to be filed any registration statement with the SEC relating to the U.S. Offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in (i), (ii), (iii) or (iv) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, for a period of 180 days following the Closing Date of the U.S. Offering, with the exception of certain shareholders who are subject to the above for a period of 120 days following Closing Date of the U.S. Offering. This consent may be given at any time without public notice.

In addition, each of our directors, officers and certain current shareholders of the Company have entered into a lock-up agreement with the Underwriter. Under the lock-up agreements, the directors and executive officers may not, subject to certain exceptions, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the U.S. Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any of our Common Shares or securities convertible into or exchangeable for Common Shares, or publicly announce any intention to do any of the foregoing, without the prior written consent of the Underwriter, for a period of 180 days from the Closing Date of the U.S. Offering, with the exception of certain shareholder who are subject to the above for a period of 120 days from the losing Date of the U.S. Offering. This consent may be given at any time without public notice.

Additionally, we have agreed that for a period of twelve (12) months after the U.S. Offering we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares in any “at-the-market,” continuous equity or variable rate transaction, without the prior written consent of the Underwriter.

As a result of the lock-up agreements referred to below and the provisions of Rule 144 and Rule 701 under the U.S. Securities Act, the Common Shares (excluding the shares sold in this Offering) that will be available for sale in the public market are as follows:

Approximate Number of Shares	First Date Available For Sale Into Public Market	Percentage of Class
1,741,333 Common Shares	121 days after the Closing Date of the U.S. Offering, upon expiration of the lock-up agreements referred to below, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701.	8.62%
12,192,444 Common Shares	181 days after the Closing Date of the U.S. Offering, upon expiration of the lock-up agreements referred to below, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701.	60.38%

For a description of the lock-up agreements entered into by all directors, executive officers and the holders of all of our other outstanding Common Shares or securities convertible into or exchangeable for Common Shares outstanding upon the completion of the U.S. Offering, please refer to the section entitled “Underwriting – Standstill and Lock-Up Agreements” in the U.S. Prospectus.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Company on a consolidated basis from December 31, 2025 to the date of the Canadian Prospectus, except as indicted under the section entitled “Prior Sales” below.

PRIOR SALES

During the 12-month period before the date of this Canadian Prospectus, we have not issued any Common Shares or securities that are convertible into Common Shares, except as described in the following table:

Date of Issuance or Sale	Number and Type of Securities Issued or Sold	Issuer Price/Exercise Price per Security
January 15, 2025	70,000 Common Shares(1)	$5.00
January 15, 2025	70,000 warrants(1)	$5.05
June 17, 2025	396,000 Common Shares(2)	$1.00
June 17, 2025	1,188,000 warrants	$5.05
June 26, 2025	$150,000 convertible promissory note(3)	See notes
July 15, 2025	27,000 Common Shares(4)	$1.00

Date of Issuance or Sale	Number and Type of Securities Issued or Sold	Issuer Price/Exercise Price per Security
July 21, 2025	15,000 Common Shares	$5.00
September 5, 2025	3,000 Common Shares	$5.00
October 23, 2025	10,000 Common	$5.00
February 11, 2026	6,250,000 Common Shares(5)	$4.00
February 12, 2026	50,000 Common Shares(5)	$3.00
February 12, 2026	400,000 Common Shares(5)	$5.00
February 12, 2026	600,000 Common Shares	$4.00
February 12, 2026	3,836,757 Common Shares(5)(6)	$4.00

Notes:

(1)	The 70,000 Common Shares and warrants issued on January 15, 2025, were part of a unit offering, with each unit consisting of one Common Share and one Common Share purchase warrant. Each Common Share purchase warrant is exercisable to purchase one Common Share at an exercise price of $5.05 per Common Share and expires on January 15, 2028.
(2)	The Common Shares were issued at a price of $1.00 per share as a result of the exercise of 396,000 warrants.
(3)	On June 26, 2025, we issued a convertible promissory note in the principal amount of $150,000, maturing on June 26, 2027. The convertible promissory note is convertible, at the option of the holder or mandatorily upon the our listing on a recognized North American stock exchange, into units of the Company at a conversion price equal to the lesser of $5.00 per share or a 25% discount to the U.S. Offering price. Each unit consists of one Common Share and one warrant exercisable into one Common Share at $5.00 per share for a period of three years from the date of issuance.
(4)	The Common Shares were issued at a price of $1.00 per share as a result of the exercise of 27,000 warrants.
(5)	In connection with the U.S. Offering, 6,250,000 Common Shares were offered to market participants; 50,000 Common Shares were converted from the $150,000 convertible promissory note; 400,000 Common Shares were issued as Listing Shares (as defined in the Form 10-K Annual Report), 600,000 Common Shares were issued as Top Up Shares (as defined in the Form 10-K Annual Report), and 3,836,757 Common Shares were issued as Liquidity Event Shares (as defined in the Form 10-K Annual Report).
(6)	The 3,836,757 Liquidity Event Shares were issued in satisfaction of the amount payable to the vendor under the Berlin Project Share Purchase Agreement, calculated as the greater of CAD$6,000,000 or 25% of the post-closing Common Shares, and were settled on February 12, resulting in the vendor holding a 25% interest in the Company’s issued and outstanding common shares.

We have listed our Common Shares on the NYSE American under the symbol “JAGU”. Trading of the Common Shares on the NYSE American commenced on February 10, 2026. The following tables set forth the market price range and trading volumes of our Common Shares since the commencement of the trading of our Common Shares:

Period	High	Low	Close	Volume
February 2026	5.50	2.26	2.46	6,894,600
March 2026	3.60	1.44	2.75	15,195,300
April 2026	3.27	2.01	2.51	5,477,700
May 2026	2.60	1.60	2.22	1,665,600
June 1 – 11 2026	2.34	1.71	2.00	1,032,100

OPTIONS TO PURCHASE SECURITIES

The following table shows the aggregate number of options to purchase Common Shares that are outstanding upon closing of the U.S. Offering. See sections entitled “Description of Capital Stock” and “Executive and Director Compensation” in the U.S. Prospectus and the section entitled “Executive Compensation” in the Form 10-K Annual Report.

Category	Number of Options	Exercise Price	Expiry Date
Executive officers (3 in total)	344,000	$2.00 to $5.00	March 15, 2029 to September 25, 2029
Directors (other than those who are also executive officers) (2 in total)	106,000	$4.00 to $5.00	June 30, 2029 to September 25, 2029
Other current and former employees	116,000	$4.00 to $5.00	June 30, 2029 to September 25, 2029
Consultants	292,000	$2.00 to $5.00	March 15, 2029 to September 25, 2029
Other	-	-	-
Total	858,000	-	-

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No person who is, as of the date of this Canadian Prospectus, or who is proposed to be a director or executive officer of the Company, is or has been indebted to us or is indebted to another entity that is, or has been at any time, the subject of a guarantee, support agreement, letter of credit or similar arrangement provided by us.

CEASE TRADE ORDERS

None of our current or proposed directors or executive officers are, as at the date of this Canadian Prospectus, or have been, within the ten years prior to the date of this Canadian Prospectus, a director, chief executive officer or chief financial officer of any company (including us) that, while such person was acting in that capacity (or after such person ceased to act in that capacity but resulting from an event that occurred while that person was acting in such capacity), was the subject of a cease trade order, an order similar to a cease trade order, or an order that denied the company access to any exemption under securities legislation, in each case, for a period of more than 30 consecutive days, except as set out below.

Mr. Fisher was a director of Tantalex Lithium Resources Corporation (formerly, Tantalex Resources Corporation) ("Tantalex") from April 1, 2020 until November 20, 2020. Tantalex was subject to a cease trade order issued by the Ontario Securities Commission on August 19, 2020 relating to the failure to file its audited annual financial statements, the annual management's discussion and analysis and the certification of annual filings for the year ended February 29, 2020 (the "Tantalex 2020 Annual Financial Filings"). Tantalex filed the Tantalex 2020 Annual Financial Filings on November 6, 2020. The Ontario Securities Commission revoked its cease trade order issued against Tantalex and the common shares of Tantalex resumed trading on the CSE effective November 16, 2020.

MANAGEMENT

The following table sets forth the names, residence and position of our executive officers and directors as of the date of this prospectus.

Name	Province/State and Country of Residence	Positions
Steven Gold	Ontario, Canada	President, Chief Executive Officer and Director
William Avery	Ontario, Canada	Chief Financial Officer
Luis Ducassi	Lima, Peru	Executive Chairman of the Board
Maxime Leclerc	Rouen, France	Director
Trumbull Fisher	Ontario, Canada	Director
Janet Meiklejohn	British Columbia, Canada	Director
Tomas De Pablos Souza	Buenos Aires. Argentina	Director

See the section entitled “Management” in the U.S. Prospectus and the section entitled “Directors, Executive Officers and Corporate Governance” in the Form 10-K Annual Report.

AUDIT COMMITTEE

The audit committee consists of Janet Meiklejohn, Maxime Leclerc, and Tomas De Pablos Souza (the “Audit Committee”). The chair of our Audit Committee is Janet Meiklejohn. The Audit Committee adopted a written charter that sets out its duties and responsibilities. We are an “SEC issuer” within the meaning of NI 52-107 – Acceptable Accounting Principles and Auditing Standards (“NI 52-107”) and are required to comply with the listing rules of the NYSE American with respect to the Audit Committee, including its composition and audit requirements. For a description of our Audit Committee, see the section entitled “Management – Board Committees – Audit Committee” in the U.S. Prospectus and the section entitled “Directors, Executive Officers and Corporate Governance– Board Committees – Audit Committee” in the Form 10-K Annual Report. The charter of our Audit Committee is attached as Appendix A to this Canadian Prospectus.

CORPORATE GOVERNANCE DISCLOSURE

For a description of the mandate and oversight role of our board of directors (the “Board”), the committees that are established by our Board and our corporate governance practices, see the section entitled “Directors, Executive Officers and Corporate Governance” in the Form 10-K Annual Report. In connection with the U.S. Offering, we adopted a written charter for each of the standing committees of our Board, which are publicly available on our website at www.jaguaruranium.com.

The Canadian Securities Administrators issued corporate governance guidelines pursuant to National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”), together with certain related disclosure requirements pursuant to National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”). NP 58-201 is recommended as “best practices” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted in connection with the closing of the U.S. Offering, certain corporate governance policies and practices which reflect our consideration of the recommended guidelines outlined within NP 58-201.

In addition to those matters described under the section entitled “Management” in the U.S. Prospectus and the section entitled “Directors, Executive Officers and Corporate Governance” in the Form 10-K Annual Report, the disclosure set out below includes disclosure required by NI 58-101 describing our approach to corporate governance in relation to the NP 58-201.

Board of Directors

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has affirmatively determined that all of our directors, except Steven Gold, Luis Ducassi and Trumbull Fisher, representing three of our six directors, are “independent” within the meaning of NI 58-101.

It was determined that Steven Gold is not independent due to his role as the Company’s President and Chief Executive Officer. Luis Ducassi has been determined to be not independent as he served as an executive officer of the Company within the past three years. Additionally, Trumbull Fisher has been determined to be not independent on the basis that he may be considered an affiliate, as defined under National Instrument 52-110 – Audit Committees, due to his position as an executive officer of an entity holding more than ten percent (10%) of the Company’s outstanding Common Shares.

Our Board will hold regularly-scheduled meetings as well as ad hoc meetings from time to time. The independent members of our Board will also meet periodically without the non-independent directors and members of management, and no less than once a year or such greater number as may be required by NYSE American listing standards from time to time. The chair of the Board, Luis Ducassi, was determined as not being independent.

Directorships

Except as otherwise disclosed herein, none of our directors currently serve on boards of other reporting companies (or equivalent).

Mr. Fisher currently serves as a director of each of Anteros Metals Inc, Green Shift Commodities Ltd. (TSXV: GCOM) and SBD Capital Corp. (CSE: SBD).

Ms. Meiklejohn currently serves as a director of e Forum Energy. (TSXV: FMC).

Position Descriptions

We do not intend to adopt written position descriptions for the chair of the Board and the chair of each committee of the Board, nor do we intend to adopt a written position description for our chief executive officer.

With respect to the chair of the Board and the chair of each committee of the Board, we expect that the chairs will assume a leadership role on the Board and on each committee, as applicable, and that written descriptions may, in the future, be developed. The Board has adopted a written charter for each of the standing committees of our board, which helps delineate the roles and responsibilities of each committee. With respect to the chief executive officer, the scope and duties of the chief executive officer will include, among other things, strategic planning, corporate and business development, fundraising and value creation. The chief executive officer will be subject to the oversight of the Board and a written position description for such position may be developed in the future. We believe that the roles and responsibilities of each of the chairs and of the chief executive officer are well understood by them and by the Board as a whole.

Orientation and Continuing Education

We do not currently intend to adopt a formal orientation and continuing education program for new directors. However, it is expected that all new directors will be given training which will include background material on our policies and procedures, written information about the duties and obligations of members of the Board, its business and operations, as well as documents from recent meetings of the Board. New directors will also visit our facilities and have access to management to discuss the activities of the Company and the organization. Directors are encouraged to be involved in continuing director education on an ongoing basis, and the Company intends to pay all reasonable expenses related to continuing director education.

Nomination of Directors, Compensation, and Other Board Committees

The standing committees of our Board consist of an Audit Committee, a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are described under the section entitled “Management” of the U.S. Prospectus and the section entitled “Directors, Executive Officers and Corporate Governance– Board Committees” of the Form 10-K Annual Report. The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are composed entirely of independent directors.

The Board adopted a charter for each of these committees, which complies with the applicable NYSE American rules. Copies of the charters for each committee are publicly available on our website at www.jaguaruranium.com. A copy of the Audit Committee charter is also included in Exhibit A to this Prospectus.

Ethical Business Conduct

In connection with the U.S. Offering, we have adopted a Code of Business Conduct and Ethics, as described under the section entitled “Management – Code of Business Conduct and Ethics” in the U.S. Prospectus and the Form 10-K Annual Report. The full text of the Code of Business Conduct and Ethics are posted on our website at www.jaguaruranium.com.

We have adopted an insider trading policy, which is publicly available on our website. A copy of the insider trading policy is included as Exhibit B to this Prospectus.

Assessments

The Nominating and Corporate Governance Committee is responsible for the periodic review and assessment of the Board’s overall composition, makeup, performance and effectiveness and provides the results of these reviews to the Board for further discussion as appropriate.

Policies Regarding the Representation of Women on the Board

Under the charter for the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee must take into account a variety of criteria, including experience, skills, expertise and diversity (including gender), when identifying, reviewing and evaluating candidates for director positions. Accordingly, we do not intend to adopt a formal policy for the representation and nomination of women on the Board. As these corporate governance guidelines have not yet been adopted, we are not yet in a position to describe the measures taken to ensure that the guidelines have been effectively implemented, the annual and cumulative progress by us in achieving the objectives of the corporate governance guidelines, or whether and how that policy’s effectiveness is measured.

Policies Regarding the Representation of Women in the Director Identification and Selection Process

Under the charter for the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee must take into account a variety of criteria, including experience, skills, expertise, and diversity including gender, when identifying, reviewing and evaluating candidates for director positions.

Consideration Given to the Representation of Women in Executive Officer Appointments

We do not explicitly consider the level of representation in executive officer positions when making executive officer appointments, as the directors are of the view that such an analysis is not required in order to retain the best candidates for available openings. We will, however, be mindful of the benefit of diversity of our executive officers and the need to maximize their effectiveness and respective decision-making abilities. Accordingly, in searches for new candidates, we will consider the level of female representation and diversity of our executive officers and this will be one of several factors used in the search process. This will be achieved through continuously monitoring the level of female representation and, where appropriate, recruiting qualified female candidates as part of its overall recruitment and selection process to fill openings, as the need arises, through vacancies, growth or otherwise.

Issuer’s Targets Regarding the Representation of Women on the Board and in Executive Officer Positions

We have not adopted a target regarding women on our Board, or regarding women in executive officer positions, as the directors are of the view that such an analysis is not required in order to retain the best candidates for available openings.

Number of Women on the Board and in Executive Officer Positions

Of our six directors to hold office as of the closing of the U.S. Offering, one (16.67%) is a woman. Of our three executive officers, nil is a woman.

BANKRUPTCIES

None of our current or proposed directors or executive officers are, as at the date of this Canadian Prospectus, or have been, within the ten years prior to the date of this Canadian Prospectus, a director or executive officer of any company (including us), that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

None of our current or proposed directors or executive officers has, within the ten years prior to the date of this Canadian Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets.

SHAREHOLDER BANKRUPTCIES

No shareholder holding a sufficient number of securities to affect materially the control of our Company is, as at the date of this Canadian Prospectus, or has been within ten years before the date of this Canadian Prospectus, a director or executive officer of any company (including us) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No shareholder holding a sufficient number of securities to affect materially the control of our Company, nor any personal holding company of any such person, has, within the ten years before the date of this Canadian Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the shareholder.

PROMOTER

Luis Ducassi, the executive chairman of the Board, is the promoter of the Company.

Other than disclosed under “Directors, Executive Officers and Corporate Governance”, “Executive Compensation” in the Form 10-K Annual Report or elsewhere in this Prospectus, no person who was a promoter of the Company within the last two years:

1.	received anything of value directly or indirectly from the Company or a subsidiary;

2.	sold or otherwise transferred any asset to the Company or a subsidiary within the last two (2) years;

3.	has been a director, officer or promoter of any company that during the past 10 years was the subject of a cease trade order or similar order or an order that denied the company access to any exemptions under securities legislation for a period of more than 30 consecutive days or became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or been subject or instituted any proceedings, arrangements or comprise with creditors or had a receiver or receiver manager or trustee appointed to hold its assets;

4.	has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority;

5.	had been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision; or

6.	has within the past 10 years become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver or receiver manger or trustee appointed to hold its assets.

Please see “Executive Compensation” in the Form 10-K Annual Report for details on the number and percentage of each class of voting and equity securities of the Company that are beneficially owned, or controlled or directed, directly or indirectly, by Luis Ducassi.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

There is no material litigation, arbitration or governmental proceeding currently pending against us or any member of our management team in their capacity as such.

None of our current or proposed directors or executive officers or shareholders holding sufficient securities of our Company to affect materially the control of our Company, nor any personal holding company of any such person, has:

●	been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

●	been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

CONFLICTS OF INTEREST

To the best of our knowledge, and other than as disclosed under the sections entitled “Management – Family Relationships” and “Certain Relationships and Related Party Transactions” in the Form 10-K Annual Report, there are no known existing or potential conflicts of interest among us and our current or proposed directors, officers or other members of management as a result of their outside business interests except that certain of our directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

MATERIAL CONTRACTS

The following are the only material contracts, other than those contracts entered into in the ordinary course of business, which we or our subsidiaries have entered into since the beginning of the last financial year ending before the date of the Canadian Prospectus, or prior thereto but which are still in effect, or to which we are a party to following the closing of the U.S. Offering:

●	the Underwriting Agreement;

●	the Investor Rights Agreement between Iso Energy Ltd. and the Company (see the section entitled “Certain Relationships and Related Transactions— Investor Rights Agreement” in the U.S. Prospectus and the Form 10-K Annual Report);

●	The Berlin Project Share Purchase Agreement, as amended, by and among the Company, Gaia Energy Inc. and Green Shift Commodities Ltd. (see the section entitled “Prospectus Summary – Share Purchase Transactions – Berlin Project” in the U.S. Prospectus);

●	The Argentina Projects SPA by and between the Company and Consolidated Uranium Inc. (see the section entitled “Prospectus Summary – Share Purchase Transactions – Argentina Projects” in the U.S. Prospectus);

●	Net Smelter Return Royalty Agreement by and among the Company, Gaia Energy Investments Ltd., Gaia Energy Investments Ltd. Sucursal Columbia, Berlin (BVI) Limited, Berlin (BVI) Limited Sucursal Columbia and Green Shift Commodities Ltd. (see the section entitled “Prospectus Summary – Share Purchase Transactions – Berlin Project” in the U.S. Prospectus);

●	Net Smelter Return Royalty Agreement — Laguna Project by and among the Company, 2847312 Ontario Inc. and Consolidated Uranium Inc. (see the section entitled “Prospectus Summary – Share Purchase Transactions – Argentina Projects” in the U.S. Prospectus);and

●	Net Smelter Return Royalty Agreement — Huemul II by and among the Company, 2847312 Ontario Inc. and Consolidated Uranium Inc. (see the section entitled “Prospectus Summary – Share Purchase Transactions – Argentina Projects” in the U.S. Prospectus).

Copies of the above material agreements, if not already entered into then once executed, may be inspected during ordinary business hours at the offices of Cozen O’Connor LLP at Bay Adelaide Centre – North Tower, 40 Temperance Street, Suite 2700, Toronto, Ontario, M5H 0B4 or may be viewed at the website maintained by the Canadian Securities Administrators at www.sedarplus.ca or at the website maintained by the SEC at www.sec.gov/edgar.

EXPERTS

There is no person or company whose profession or business gives authority to a report, valuation, statement or opinion made by such person or company and who is named as having prepared or certified a report, valuation, statement or opinion in this Canadian Prospectus other than Cozen O’Connor LLP, DNTW Toronto LLP, Summit Group CPAs, P.C., and Mark B. Mathisen, C.P.G.

Certain Canadian legal matters relating to the U.S. Offering will be passed upon on our behalf by Cozen O’Connor LLP. Technical information regarding the Berlin Project and Argentina Projects included in the Prospectus is based on the Technical Reports prepared by Mark B. Mathisen, C.P.G., who is a “Qualified Person” as such term is defined in NI 43-101. Mark B. Mathisen, C.P.G. is independent of us within the meaning of NI 43-101.

The consolidated financial statements of Berlin (BVI) as of and for the years ended December 31, 2022 and 2023, the consolidated financial statements of Gaia Energy as of and for the years ended December 31, 2022 and 2023, and the consolidated financial statements of 284 Ontario as of and for the years ended December 31, 2022 and 2023, included in the Prospectus, have been audited by DNTW Toronto LLP, 7100 Woodbine Avenue, Suite 219, Markham, Ontario L3R 5J2, an independent registered public accounting firm, as stated in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. DNTW Toronto LLP has confirmed that it is independent with respect to the Company within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario and in accordance with the applicable rules and regulations of the SEC and of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

The consolidated financial statements of the Company as of and for the year ended December 31, 2024 and 2025 included in the Form 10-K Annual Report have been audited by Summit Group CPAs, P.C., 99 Madison Ave Fl 601, New York, NY 10016 U.S., an independent registered public accounting firm, as stated in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Summit Group CPAs, P.C. has confirmed that it is independent with respect to the Company within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario and in accordance with the applicable rules and regulations of the SEC and of the PCAOB.

Except as disclosed in the Prospectus, none of Cozen O’Connor LLP, Mark B. Mathisen, C.P.G., DNTW Toronto LLP, Summit Group CPAs, P.C., or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in our mineral properties or the property of any associate or affiliate of us. Except as disclosed in the Prospectus, as at the date hereof the aforementioned persons, and the directors, officers, employees and partners, as applicable, of each of the aforementioned companies and partnerships, do not beneficially own, directly and indirectly, more than 1% of the issued and outstanding Common Shares or more than 1% of the issued and outstanding common shares of any of our affiliates or associates.

See the section entitled “Experts” in the U.S. Prospectus.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Other than as may be described in the Canadian Prospectus or the Form 10-K Annual Report, there are no material interests, direct or indirect, of any of our directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction within the three years before the date hereof that has materially affected or is reasonably expected to materially affect us or any of our subsidiaries.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Summit Group CPAs, P.C., 99 Madison Ave Fl 601, New York, NY 10016 U.S.

The transfer agent and registrar for the Common Shares is Odyssey Trust Company at its principal office in Toronto, Ontario.

See the sections entitled “Experts” and “Description of Capital Stock – Transfer Agent and Registrar” in the U.S. Prospectus.

EXEMPTIONS FROM INSTRUMENT

Each of Gaia Energy and 284 Ontario (collectively, the “Exempt Subsidiaries”) is considered to form part of the Company’s primary business for the purposes of Item 32 of Form 41-101F1. Accordingly, absent exemptive relief, the Company would be required to include two years of audited financial statements for such entities in accordance with Item 32.1 of Form 41-101F1.

The financial statements of Gaia Energy for the three-month period ended March 31, 2024 are included in the Prospectus; however, such financial statements have not been audited as required by Item 32 of Form 41-101F1. Similarly, the financial statements of 284 Ontario for the six-month period ended June 30, 2024 are included in the Prospectus but have not been audited (collectively, the “Excluded Financial Information” for the Financial Statement Exempt Periods (as defined below)).

The Company has assessed the guidance in Part 5.11 of Companion Policy 41-101CP to National Instrument 41-101

- General Prospectus Requirements (“41-101CP”), which provides that, in certain circumstances, the acquisition of a mining property may not be considered an acquisition of a business where (i) the acquisition is at arm’s length; (ii) no other assets or liabilities are acquired other than the mining title; and (iii) the property has been dormant for at least three years. The Company has determined that, while certain of these criteria may be satisfied, they are not fully met in respect of the acquisitions of Gaia Energy and 284 Ontario, and accordingly exemptive relief is required. In particular:

●	With respect to Gaia Energy, the acquisition involved the assumption of certain assets and liabilities in addition to the mining title, including certain payables and tax liabilities.

●	With respect to 284 Ontario, the acquisition included certain ancillary assets and liabilities that were de minimis, certain directors and officers of the vendor held a de minimis number of common shares of the Company at the relevant time, and limited low-level exploration and evaluation expenditures had been incurred.

Pursuant to an application made to the OSC, we have applied for an exemption as contemplated by Part 19 of NI 41-101, from the requirements in Item 32.1 of Form 41-101F1 such that the Excluded Financial Information is not required to be audited.

In the application for the exemptive relief, we made, among others, the following submissions:

●	For the periods related to the Excluded Financial Information (the “Financial Statement Exempt Periods”), the Exempt Subsidiaries were owned and managed by arm’s length parties. The Company does not have access to and is not entitled to obtain access to sufficient financial information in respect of the Exempt Subsidiaries during the periods related to the Excluded Financial Information.

●	The Company’s decision to acquire the Exempt Subsidiaries was made based on information available prior to the Financial Statement Exempt Periods. The transactions were expected to close prior to April 1, 2024 (for Gaia Energy) and July 1, 2024 (for 284 Ontario), and were delayed for administrative and coordination reasons that were not related to financial performance or any material developments during the Financial Statement Exempt Periods. As a result, financial information for the Financial Statement Exempt Periods was not relevant to the Company’s acquisition decision.

●	The Financial Statement Exempt Periods are of short duration and, in the aggregate, represent an immaterial portion of the period for which audited financial information is included in the Prospectus for the Exempt Subsidiaries.

●	There were no material changes or subsequent events affecting the Exempt Subsidiaries during the Financial Statement Exempt Periods.

Based on the foregoing, the Company does not believe that the Excluded Financial Information is necessary or required for this Prospectus to contain full, true and plain disclosure of all material facts.

We have been advised by the OSC that the issuance of a receipt by the OSC for this Prospectus will evidence the granting of the foregoing exemptions.